UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2007

CENVEO, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 595−3000

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors (the “Board”) of Cenveo, Inc. (the “Company”) has appointed Gerald S. Armstrong to the Board, effective December 31, 2007.  Mr. Armstrong is an Executive Vice President of EarthWater Global, LLC, an exploration company. Mr. Armstrong is also a Managing Director of Arena Capital Partners, LLC, a private investment firm. Mr. Armstrong served as President and Chief Operating Officer of PACE Industries, Inc., a holding company formed at the end of 1983 to effect the purchase, through a $1.7 billion leveraged buyout arranged by KKR with Merrill Lynch Capital Partners, of the manufacturing and printing assets of City Investing Company, including Rheem Manufacturing, Co., World Color Press, Inc., UARCO, Inc. and Hayes International, Inc.  Mr. Armstrong will fill the vacancy on the Board created by the resignation of Robert Kittel, effective December 31, 2007.

Item 7.01    Regulation FD Disclosure

On December 27, 2007, the Company issued a press release announcing the matters described in Item 5.02 above and other information. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act of 1934, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01    Financial Statements and Exhibits

(c)       Exhibits.

Exhibit
Number               Description

99.1                      Press Release of Cenveo, Inc. dated December 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 28, 2007

CENVEO, INC.

By:	/s/ Mark S. Hiltwein
Mark S. Hiltwein
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number               Description

99.1                      Press Release of Cenveo, Inc. dated December 27, 2007